UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 12, 2006



                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                               0-20022              31-1227808
--------                               -------              ----------
(State or other jurisdiction           (Commission          (IRS Employer
 of incorporation)                     File Number)         Identification No.)


                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. - Securities and Trading Markets

Item  3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
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Standard;  Transfer  of  Listing.
---------------------------------

On April 5, 2006, the Company notified the Nasdaq Listing Qualifications Panel (the "Panel") that it would be unable to timely file the fiscal year 2005 Form 10-K and requested from the Panel an extension of time until April 14, 2006 to complete and file the fiscal year 2005 Form 10-K.

On April 12, 2006, the Company received a Nasdaq Staff Determination notification stating that, because it did not file its Form 10-K for fiscal year 2005 (the "fiscal year 2005 Form 10-K") within the 15-day extension period provided by its Notification of Late Filing filed on Form 12b-25 on March 22, 2006, it failed to comply with Nasdaq's filing requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(14). The Company was therefore advised that this deficiency would serve as an additional issue before the Panel, which could result in the delisting of the Company's securities.

To date, the Company has not received a decision by the Panel. Although the Company believes that, with the filing of the fiscal 2005 Form 10-K on April 14, 2006, it has regained compliance with Nasdaq Marketplace Rule 4310(c)(14), neither Nasdaq nor the Panel has made such an acknowledgement. The Company is aware that Nasdaq has a standard process to review annual and quarterly reports before such an acknowledgement could be made.

The Company previously disclosed that on November 23, 2005, it received a Nasdaq Staff Determination notice from the Nasdaq Listing Qualifications Department that the Company was not in compliance with the continued listing requirements of NASD Marketplace Rule 4310(c)(14). The Company requested a hearing before the Panel to review the Staff Determination, which was held on December 22, 2005. As a result of that hearing, on January 30, 2006, the Company received a decision letter from Nasdaq informing the Company that the Panel determined to grant the Company's request for continued listing on The Nasdaq National Market provided that the Company filed the Third Quarter Form 10-Q and all required restatements, by February 28, 2006. On February 17, 2006, in accordance with the Company's Plan submitted to the Panel, the Company notified the Panel that Pomeroy's Audit Committee had concluded that the financial statements for the Company's quarters ended April 5, 2005 and July 5, 2005 should be restated and requested that the Panel grant an additional extension of time to file the Third Quarter Form 10-Q and restatements. On February 28, 2006, the Company received a decision letter from Nasdaq informing the Company that the Panel determined to grant the Company's request for continued listing on The Nasdaq National Market provided that the Company filed the Third Quarter Form 10-Q, and all required restatements, by March 31, 2006. On March 31, 2006, the Company filed the Third Quarter Form 10-Q and amended Forms 10-Q for the first and second quarters of fiscal year 2005.

Section 8 -- Other Events

Item 8.01 Other Events.
-----------------------

On April 14, 2006, Pomeroy IT Solutions, Inc. announced that it had filed its annual report on Form 10-K for the 2005 fiscal year, announced its results for the 2005 fiscal year, and announced the receipt of the Nasdaq Staff Determination notice on April 12, 2006.

On April 17, 2006, Pomeroy IT Solutions, Inc. announced that it had been awarded a five-year outsourcing services agreement, worth an estimated $30 million, by a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials, to manage the customer's IT infrastructure and applications throughout the continental United States and Canada. The Company also announced a stock repurchase program to become effective upon the Company completing the filing of all of its fiscal year 2005 periodic reports with the Securities and Exchange Commission and regaining compliance with the listing requirements of Nasdaq.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
--------------------------------------------

(d)  Exhibits

99.1 Press release dated April 14, 2006 announcing that the Company had filed it filed its annual report on Form 10-K for the 2005 fiscal year, announced its results for the 2005 fiscal year, and announced the receipt of the Nasdaq Staff Determination notice on April 12, 2006.
99.2 Press Release dated April 17, 2006 announcing that the Company has been awarded a five-year outsourcing services agreement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   POMEROY IT SOLUTIONS, INC.
                                   --------------------------



Date: April 18, 2006                 By: /s/ Stephen E. Pomeroy


                                    --------------------------------------------
                                    Stephen E. Pomeroy, Chief Executive Officer,
                                    President & Chief Operating Officer